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                                                                    Exhibit 23.2


       CONSENT OF RICHARD A. EISNER & COMPANY, LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement of Integrated Process Equipment Corp. (the "Company") on Form-3 of our report dated August 18, 1995, on our audits of the consolidated statements of operations, changes in stockholders' equity and cash flows of the Company for the year ended June 30, 1995, which report is included in the Company's Annual Report on Form 10-K.


                      /s/ Richard A. Eisner & Company, LLP


New York, New York
December 15, 1997